SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.  20549



                                        FORM 8-K

                                     CURRENT REPORT

                           PURSUANT TO SECTION 13 OR 15(d) OF
                          THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):                    July 11, 1994



                             PENNSYLVANIA ELECTRIC COMPANY
                   (Exact name of registrant as specified in charter)


             Pennsylvania           1-3522              25-0718085
          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




          1001 Broad Street, Johnstown, Pennsylvania            15907
          (Address of principal executive offices)           (Zip Code)




          Registrant's telephone number, including area code: (814) 533-8111
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          ITEM 5.   OTHER EVENTS.

                    As  has been  previously reported,  in March  1993, the

          Pennsylvania  Public  Utility   Commission  ("PaPUC")  amended  a

          January 1993  rate order and allowed  Metropolitan Edison Company

          ("Met-Ed"),  an  electric  operating  affiliate  of  Pennsylvania

          Electric  Company  ("Penelec"),   to  collect  revenues   it  had

          requested for certain decommissioning costs associated with Three

          Mile  Island  Unit  No.  2  ("TMI  -  2").    In  May  1993,  the

          Pennsylvania  Office of  Consumer Advocate  filed a  petition for review with  the Pennsylvania  Commonwealth Court seeking  to set aside the portion of the PaPUC's amended rate order which allowed

          Met-Ed to recover TMI-2 decommissioning costs.

                    On July  11, 1994, the Commonwealth  Court reversed the

          PaPUC's amended rate order.   Met-Ed intends to seek a review  of

          the  Commonwealth  Court  decision by  the  Pennsylvania  Supreme

          Court.

                    As a result of  the Commonwealth Court decision, Met-Ed

          and Penelec intend to write  off, in the second quarter  of 1994,

          their allocable share (based on their 50% and 25% respective TMI-

          2  ownership interests) of estimated TMI-2 decommissioning costs.

          At  December 31,  1993, such  amount totalled  approximately $171 million (before  taxes), based on the  funding target established by the Nuclear Regulatory Commission  which target is subject  to

          future  adjustment.   Management  is continuing  to review  these

          amounts,  but  presently  expects  that  the write  off  will  be approximately $171  million.  Penelec's  other electric operating


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          affiliate, Jersey  Central Power & Light Company,  which owns the remaining  25% interest in TMI-2,  has been permitted  by the New

          Jersey  Board of  Public Utilities  to recover  its share  of the estimated TMI-2  decommissioning costs from its  customers and is not affected by the Commonwealth Court decision.

                    General Public Utilities Corporation ("GPU"), Penelec's

          parent, has previously announced that it will incur a substantial charge to  income in 1994 of between $110 and $120 million due to its Voluntary Enhanced  Retirement Program and that,  as a result of another Commonwealth Court decision  involving a nonaffiliated utility,  Penelec may be required  to write off  an estimated $14 million of post-retirement benefit costs.

                    Unless the Commonwealth Court decisions are overturned,

          the effect of these  developments, particularly upon Met-Ed, will severely restrict  the ability  of Met-Ed  and  Penelec to  issue senior securities,  and GPU is therefore  reviewing their 1994-95 operation and construction plans.

                    There  can be no assurance  as to the  outcome of these

          matters.

                    A copy of GPU's  related news release is annexed  as an

          exhibit.



          ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


                    (b)  Exhibits:

                         1.  GPU News Release, dated July 11, 1994.


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                                      SIGNATURE

                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT  OF 1934, THE  REGISTRANT HAS DULY  CAUSED THIS  REPORT TO BE

          SIGNED  ON   ITS  BEHALF   OF  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.



                                        PENNSYLVANIA ELECTRIC COMPANY





                                       By:
                                             Don W. Myers, Vice President
                                             and Treasurer



          Date:  July 12, 1994
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